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                                                                    EXHIBIT 11.0



                                MICROCOM, INC.
                     CALCULATION OF NET INCOME PER SHARE
    FOR THE THREE AND SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1994


                                  (Unaudited)



(In thousands, except per share amounts)

                                                                        Three Months Ended        Six Months Ended
                                                                        ------------------        ----------------
                                                                          1995       1994          1995      1994
                                                                         ------     ------        ------     ------
Net income ........................................................      $3,088     $1,385        $5,203     $2,561
                                                                         ======     ======        ======     ======

Reconciliation of average number of shares outstanding to
 amount used in net income per share computation:
  Weighted average number of shares outstanding ...................      15,225     10,720        13,409     10,648
  Assumed exercise of stock options ...............................       1,298        881         1,205        744
                                                                         ------     ------        ------     ------
 Weighted average number of shares outstanding,
   as adjusted ....................................................      16,523     11,601        14,614     11,392
                                                                         ======     ======        ======     ======

Net income per share ..............................................        $.19       $.12          $.36       $.22
                                                                           ====       ====          ====       ====



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